EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 55 to the Registration Statement (File Nos. 2-60491 and 811-2794) (the “Registration Statement”) of MFS Series Trust III (the “Trust”), of my opinion dated June 29, 2012, appearing in Post-Effective Amendment No. 50 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on June 29, 2012.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Assistant Secretary and Assistant Clerk

Boston, Massachusetts
March 31, 2014